EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2023-V3 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Greystone Servicing Company LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Berkadia Commercial Mortgage LLC, as Primary Servicer for the Scottsdale Fashion Square Mortgage Loan, KeyBank National Association, as Special Servicer for the Scottsdale Fashion Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Scottsdale Fashion Square Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Scottsdale Fashion Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Scottsdale Fashion Square Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Austin Multifamily Portfolio Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Austin Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Austin Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Austin Multifamily Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Austin Multifamily Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Green Acres Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Green Acres Mortgage Loan, BellOak, LLC, as Operating Advisor for the Green Acres Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Harborside 2-3 Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Harborside 2-3 Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Harborside 2-3 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Harborside 2-3 Mortgage Loan, BellOak, LLC, as Operating Advisor for the Harborside 2-3 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Miracle Mile Mortgage Loan, KeyBank National Association, as Special Servicer for the Miracle Mile Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Miracle Mile Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Miracle Mile Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Miracle Mile Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Queens Crossing Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Queens Crossing Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Queens Crossing Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Queens Crossing Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Queens Crossing Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Back Bay Office Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Back Bay Office Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Back Bay Office Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Back Bay Office Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Back Bay Office Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Platinum Tower Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Platinum Tower Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Platinum Tower Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Platinum Tower Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Platinum Tower Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the One & Two Commerce Square Mortgage Loan, LNR Partners, LLC, as Special Servicer for the One & Two Commerce Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One & Two Commerce Square Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the One & Two Commerce Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One & Two Commerce Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One & Two Commerce Square Mortgage Loan, KeyBank National Association, as Primary Servicer for the Gateway Center South Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Gateway Center South Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Gateway Center South Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Gateway Center South Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Gateway Center South Mortgage Loan, KeyBank National Association, as Primary Servicer for the Widener Building Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Widener Building Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Widener Building Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Widener Building Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Widener Building Mortgage Loan, KeyBank National Association, as Primary Servicer for the Riverview Tower Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Riverview Tower Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Riverview Tower Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Riverview Tower Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Riverview Tower Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Heritage Plaza Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Heritage Plaza Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Heritage Plaza Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Heritage Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Heritage Plaza Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the Heritage Plaza Mortgage Loan.

Dated: March 18, 2024

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

 (senior officer in charge of securitization of the depositor)